Exhibit 10.3

FORM OF JBG SMITH PROPERTIES

2017 OMNIBUS SHARE PLAN

PERFORMANCE LTIP UNIT AGREEMENT

July 2021 Equity Award

Name of Employee:	_____________________ (the “Employee”)
No. of LTIP Units Awarded:	_____________________
Grant Date:	July 29, 2021

RECITALS

A.The Employee is an employee of JBG SMITH Properties, a Maryland real estate investment trust (the “Company”) and provides services to JBG SMITH Properties LP, a Delaware limited partnership, through which the Company conducts substantially all of its operations (the “Partnership”).
B.In accordance with the JBG SMITH Properties 2017 Omnibus Share Plan, as it may be amended from time to time (the “Plan”), the Company desires, in connection with the employment of the Employee, to provide the Employee with an opportunity to acquire LTIP Units (as defined in the agreement of limited partnership of the Partnership, as amended (the “Partnership Agreement”)) having the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and conversion set forth herein, in the Plan and in the Partnership Agreement, and thereby provide additional incentive for the Employee to promote the progress and success of the business of the Company, the Partnership and its Subsidiaries. Upon the close of business on the Grant Date pursuant to this Performance LTIP Unit Agreement (this “Agreement”), the Employee shall receive the number of LTIP Units specified above (the “Award LTIP Units”), subject to the restrictions and conditions set forth herein, in the Plan and in the Partnership Agreement.
C.The exact number of LTIP Units earned under this award (the “Award”) shall be determined based on the achievement of certain share price hurdles during the Performance Period, as provided herein. Any LTIP Units not earned at the conclusion of the Performance Period will be forfeited.

NOW, THEREFORE, the Company, the Partnership and the Employee agree as follows:

1.Definitions. Capitalized terms used herein without definitions shall have the meanings given to those terms in the Plan. In addition, as used herein:

“Cause” means, if not otherwise defined in the Employee’s Service Agreement, if any, the Employee’s: (i) conviction of, or plea of guilty or nolo contendere to, a felony, (ii) willful and continued failure to use reasonable best efforts to substantially perform his duties (other than such failure resulting from the Employee’s incapacity due to physical or mental illness) that the Employee fails to remedy within 30 days after written notice is delivered by the Company to the Employee that specifically identifies in reasonable detail the manner in which the Company believes the Employee has not used reasonable efforts to perform in all material respects his duties hereunder, or (iii) willful misconduct (including, but not limited to, a willful breach of the provisions of any agreement with the Company with respect to confidentiality, ownership of documents, non-competition or non-solicitation) that is materially economically injurious to the Company or its affiliates. For purposes of this paragraph, no act, or failure to act, by the Employee will be considered “willful” unless committed in bad faith and without a reasonable belief that the act or omission was in the best interests of the Company.

“Closing Price” means the closing price of a Share as reported in the principal stock exchange or quotation system on which the Shares are listed on the applicable date.

“Committee” means the Compensation Committee of the Board of Trustees of the Company.

“Common Units” means Common Partnership Units issued by the Partnership.

“Continuous Service” means the continuous service to the Employer, without interruption or termination, in any capacity of employee, or, with the written consent of the Committee, consultant. Continuous Service shall not be considered interrupted in the case of: (a) any approved leave of absence; (b) transfers among the Employers, or any successor, in any capacity of employee, or with the written consent of the Committee, as a member of the Board or a consultant; or (c) any change in status as long as the individual remains in the service of the Employer in any capacity of employee or (if the Committee specifically agrees in writing that the Continuous Service is not uninterrupted) as a member of the Board or a consultant. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

“Disability” means, if not otherwise defined in the Employee’s Service Agreement, if any, if, as a result of the Employee’s incapacity due to physical or mental illness, the Employee shall have been substantially unable to perform his duties for a continuous period of 180 days, and within 30 days after written notice of termination is given after such 180-day period, the Employee shall not have returned to the substantial performance of his duties on a full-time basis, the employment of the Employee is terminated by the Company.

“Distribution Participation Date” shall have the meaning set forth in the Partnership Agreement and in Section 6 hereof.

“Employer” means either the Company, the Partnership or any of their subsidiaries that employ the Employee.

“Good Reason” means, if not otherwise defined in the Employee’s Service Agreement, if any, (a) a reduction by the Company in the Employee’s base salary, (b) a material diminution in the Employee’s position, authority, duties or responsibilities, (c) a relocation of the Employee’s location of employment to a location outside of the Washington D.C. metropolitan area, or (d) the Company’s material breach of the Agreement, provided, in each case, that the Employee terminates employment within 90 days after the Employee has actual knowledge of the occurrence, without the written consent of the Employee, of one of the foregoing events that has not been cured within 30 days after written notice thereof has been given by the Employee to the Company setting forth in reasonable detail the basis of the event (provided such notice must be given to the Company within 30 days of the Employee becoming aware of such condition).

“LTIP Unit Initial Sharing Percentage” shall have the meaning set forth in Section 6(c) hereof.

“Performance Period” means the period beginning on the first anniversary of the Grant Date and ending on the sixth anniversary of the Grant Date, subject to earlier  termination as provided in Section 5(a)(i).

“Securities Act” means the Securities Act of 1933, as amended.

“Service Agreement” means, as of a particular date, any employment, consulting or similar service agreement then in effect between the Employee, on the one hand, and the Employer, on the other hand, as amended or supplemented through such date.

“Share” means a common share of beneficial interest of the Company.

“Transactional Change of Control” means a Change of Control resulting from any person or group making a tender offer for the Shares, a merger or consolidation where the Company is not the acquirer or surviving entity or consisting of a sale, lease, exchange or other transfer to an unrelated party of all or substantially all of the assets of the Company.

2.Effectiveness of Award. The Employee shall be admitted as a partner of the Partnership with beneficial ownership of the Award LTIP Units as of the Grant Date by (i) signing and delivering to the Partnership a copy of this Agreement and (ii) signing, as a Limited Partner, and delivering to the Partnership a counterpart signature page to the Partnership Agreement (attached hereto as Exhibit A). Upon execution of this Agreement by the Employee, the Partnership and the Company, the books and records of the Partnership shall reflect the issuance to the Employee of the Award LTIP Units. Thereupon, the Employee shall have all the rights of a Limited Partner of the Partnership with respect to a number of LTIP Units equal to the Award LTIP Units, as set forth in the Partnership Agreement, subject, however, to the restrictions and conditions specified in Section 3 below.
3.Vesting and Earning of Award LTIP Units.
(a)This Award is subject to performance vesting during the Performance Period and service vesting tied to Continuous Service of the Employee thereafter as specified herein.  The Award LTIP Units will be subject to forfeiture based on the Company’s failure to achieve the Hurdle Price Level for a consecutive twenty (20) trading day period during the Performance Period, as set forth in this Section 3, subject to Section 5 hereof in the event of a Change in Control.
(b)The number of Award LTIP Units earned will be determined based on the Closing Price over any consecutive twenty (20) trading day period being equal to or greater than the Hurdle Price Levels set forth below.  The date or dates on which such criteria are achieved (which date or dates shall be the twentieth (20th) consecutive trading day on which such Hurdle Price Level is met) are the “Hurdle Date” or “Hurdle Dates.”
Hurdle Price Level	Percentage of Award LTIP Units Earned (in

incremental amounts)
$35	17.5%
$40	22.5%
$45	27.5%
$50	32.5%

The Award will be forfeited in its entirety if the Closing Price fails to reach $35 over a consecutive twenty (20) trading day period during the Performance Period.  For the avoidance of doubt, once a Hurdle Date for a Hurdle Price Level is achieved, the applicable percentage of Award LTIP Units will be earned regardless of whether the Closing Price later falls below such Hurdle Price Level and further provided that Employee can only earn Award LTIP Units once per Hurdle Price Level.  For example, if Shares attain a Closing Price over twenty (20) consecutive trading days of $35, then 17.5% of the Award LTIPs will be considered to have been earned.  No additional Award LTIP Units will be considered to have been earned unless and until the Shares attain a Closing Price over twenty (20) consecutive trading days of $40, at which time an additional 22.5% of the Award LTIP Units will be considered to have been earned.  For the avoidance of doubt, any Award LTIP Units that become earned will be subject to the requirements to remain in Continuous Service through the dates set forth in Section 3(d) below to become vested.

(c)As soon as practicable following the achievement of each Hurdle Date hereunder, if any, the Committee shall:
(i)determine the number of LTIP Units earned by the Employee, which number will be rounded up to the nearest whole number of LTIP Units  (the “Earned Award LTIP Units”), provided that the Employee may not earn more than the number of LTIP Units granted except as set forth in (c)(ii) immediately below.
(ii)determine the number of additional LTIP Units that would have accumulated if the Employee had received all distributions paid by the Partnership from the Grant Date with respect to the Earned LTIP Units determined pursuant to clause (i) (reduced by the distributions actually paid with respect to such Earned Award LTIP Units) and such distributions had been invested in Common Units at a price equal to the fair market value of one Common Unit on the ex-dividend date (referred to as “Distribution Equivalent LTIP Units” and together with the Earned Award LTIP Units determined pursuant to clause (i), the “Earned LTIP Unit Equivalents”). Notwithstanding the foregoing, unless the Committee specifically resolves to issue Distribution Equivalent LTIP Units, the value of the unpaid distributions determined pursuant to the preceding sentence will be paid in cash.  Accordingly, the Earned LTIP Unit Equivalents shall refer only to the Earned Award LTIP Units determined pursuant to clause (i).  The Grant Date of any Distribution Equivalent LTIP Units shall be the date on which the Committee makes the determination provided for in this clause (ii), and the initial Economic Capital Account Balance of the Distribution Equivalent LTIP Units as of the Grant Date thereof shall be zero (0).  The Distribution Equivalent LTIP Units shall be subject to the vesting set forth in Section 3(d) below.  The issuance of the Distribution Equivalent LTIP Units will be subject to the Employee confirming the truth and accuracy of the representations set forth in Section 13 hereof and executing and delivering such documents, comparable to the documents executed and delivered in connection with this Agreement, as the Company and/or the Partnership reasonably request in order to comply with all applicable legal requirements, including, without limitation, federal and state securities laws.

If, at the conclusion of the Performance Period, the number of Earned LTIP Unit Equivalents is smaller than the number of Award LTIP Units previously issued to the Employee, then the Employee, as of the conclusion of the Performance Period, shall forfeit a number of Award LTIP Units equal to the difference without payment of any consideration by the Partnership; thereafter the term Award LTIP Units will refer only to the Earned Award LTIP Units (and any Distribution Equivalent LTIP Units) and neither the Employee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in the LTIP Units that were so forfeited.

(d)If any of the Award LTIP Units have been earned based on performance as provided in Section 3(b), subject to Section 4  and Section 5 hereof, the Earned LTIP Unit Equivalents shall become vested in the following amounts and at the following times, provided that the Continuous Service of the Employee continues through and on the applicable vesting date or the accelerated vesting date provided in Section 4  or Section 5 hereof, as applicable:
(i)On the fifth anniversary of the Grant Date, the lesser of (i) 50% of the Award LTIP Units, and (ii) the Earned LTIP Unit Equivalents shall become vested;
(ii)Following the fifth anniversary of the Grant Date and up to and including the sixth anniversary of the Grant Date, any additional Earned LTIP Unit Equivalents shall become immediately vested subject to the condition that the total vested Earned LTIP Unit Equivalents do not exceed 50% of the Award LTIP Units;
(iii)On the sixth anniversary of the Grant Date, the lesser of (i) 75% of the Award LTIP Units, and (ii) the Earned LTIP Unit Equivalents shall become vested; and
(iv)On the seventh anniversary of the Grant Date, the balance of the Earned LTIP Unit Equivalents shall become vested (each of (i) through (iv), a “Vesting Period”).
(e)Any Award LTIP Units that do not become vested pursuant to Section 3(d), Section 4  or Section 5 hereof shall, without payment of any consideration by the Partnership, automatically and without notice be forfeited and be and become null and void, and neither the Employee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such unvested Award LTIP Units.
4.Termination of Employee’s Service Relationship; Death and Disability.
(a)If the Employee is a party to a Service Agreement that addresses treatment of the Award LTIP Units on a termination of employment and ceases to be an employee of the Company or any of its affiliates, the provisions of such Service Agreement that apply to the Award LTIP Unit will govern, provided, however, that this Agreement will govern, solely to determine the number of Award LTIP Units that become vested and not as it pertains to any defined terms, if a Service Agreement provides more favorable treatment than the treatment specified in 4(b)(A) or 4(b)(B). If the Employee is not a party to a Service Agreement that addresses treatment of the Award LTIP Unit on a termination of employment, Sections 4(b) through 4(c) hereof shall govern the treatment of the Employee’s Award LTIP Units exclusively. In the event an entity ceases to be a subsidiary or affiliate of the Company or the Partnership, such action shall be deemed to be a termination of employment of all employees of that entity for purposes of this Agreement, provided that the Committee or the Board, in its sole and absolute discretion, may make provision in such circumstances for lapse of forfeiture restrictions and/or accelerated vesting of some or all of the Employee’s remaining unvested Award LTIP Units that have not previously been forfeited, effective immediately prior to such event.
(b)In the event of a termination of the Employee’s Continuous Service by (A) the Employer without Cause after the one-year anniversary of the Grant Date, (B) the Employee for Good Reason after the one-year anniversary of the Grant Date, (C) the Employee’s death, or (D) the Employee’s Disability (each, a “Qualified Termination”), the Employee will not forfeit the Award LTIP Units upon such termination, but the following provisions of this Section 4(b) shall modify the determination and vesting of the Earned LTIP Unit Equivalents for the Employee:
(i)the calculations provided in Section 3(c) hereof shall be performed through the date of Employee’s Qualified Termination and the number of Earned LTIP Unit Equivalents, if any, shall be determined as of the date of Employee’s Qualified Termination; and
a.	If the Qualified Termination occurs prior to the fifth anniversary of the Grant Date, the Employee’s Earned LTIP Unit Equivalents, as calculated through the date of Employee’s Qualified Termination, shall be treated in the same manner as if Employee had continued in Continuous Service until the fifth anniversary of the Grant Date;
b.	If the Qualified Termination occurs on or after the fifth anniversary of the Grant Date but prior to the sixth anniversary of the Grant Date, the Employee’s Earned LTIP Unit Equivalents, as calculated through the date of Employee’s Qualified Termination, shall be treated in the same manner as if Employee had continued in Continuous Service until the sixth anniversary of the Grant Date;
c.	If the Qualified Termination occurs on after the sixth anniversary of the Grant Date, the Employee’s Earned LTIP Unit Equivalents, as calculated through the date of Employee’s Qualified Termination, shall be treated as if Employee had continued in Continuous Service until the seventh anniversary of the Grant Date.
(ii)Notwithstanding that the Continuous Service requirement pursuant to Section 3(d) hereof will not apply to the Employee after the effective date of a Qualified Termination, except in the case of death or Disability, the Employee will not have the right to Transfer (as defined in Section 23 hereof) his or her Award LTIP Units or request conversion of his or her Award LTIP Units into Common Units under the Partnership Agreement until such dates as of which his or her Earned LTIP Unit Equivalents would have become earned and vested pursuant to Section 3(d), absent a Qualified Termination. For the avoidance of doubt, the purpose of this Section 4(b)(ii) is to prevent a situation where Employees who have had a Qualified Termination would be able to realize the value of their Award LTIP Units or Common Units (through Transfer or redemption) before other Employees whose Continuous Service continues through the applicable vesting dates set forth in Section 3(d) hereof.
(c)In the event of a termination of the Employee’s Continuous Service other than a Qualified Termination, all Award LTIP Units except for those that, as of the date at such termination, both (i) have ceased to be subject to forfeiture pursuant to Sections 3(b) and (c) hereof and (ii) are vested pursuant to Section 3(d) hereof shall, without payment of any consideration by the Partnership, automatically and without notice terminate, be forfeited and be and become null and void, and neither the Employee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such Award LTIP Units.
5.Change in Control.
(a)If a Change in Control occurs on or prior to the sixth anniversary of the Grant Date, subject to the Employee’s Continuous Service through the consummation of such Change in Control, the Committee shall, prior to the consummation of the Change in Control, determine whether the intent, economic opportunity and economic value of the Award LTIP Units are capable of being replicated at least at the same level as in effect prior to the Change in Control:
(i)	If the Committee determines that the intent, economic opportunity and economic value of the Award LTIP Units are not capable of being replicated at least at the same level as in effect prior to the Change in Control, (i) the Performance Period shall end as of immediately prior to the Change in Control, (ii) the provisions of Section 3 shall apply to determine the Earned LTIP Unit Equivalents except that if the Change in Control is a Transactional Change in Control, the fair value, as determined by the Committee, of the total consideration paid or payable in the transaction resulting in the Transactional Change of Control for one Share shall be used to determine if any incremental Award LTIP Units become earned, and the determination shall be made based on such price per Share without regard to the price over the preceding trading days, (iii) the Earned LTIP Unit Equivalents, as well as any Award LTIP Units that previously became Earned LTIP Unit Equivalents, shall become fully vested immediately prior to the consummation of such Change in Control, and (iv) any Award LTIP Units that do not become earned shall be forfeited.
(ii)	If the Committee determines that the intent, economic opportunity and economic value of the Award LTIP Units are capable of being replicated at least at the same level as in effect prior to the Change in Control, the Performance Period shall not end as of immediately prior to the Change in Control and the Award LTIP Units shall continue with appropriate adjustments to the Hurdle Price Levels as the Committee deems appropriate.
(b)Notwithstanding anything herein to the contrary, if a Change in Control occurs on or before the first anniversary of the Grant Date, the Award LTIP Units shall be immediately forfeited without payment.

(c)Subject to Section 5(a)(i) (which provides for immediate vesting) and Section 5(d), the Award LTIP Units and Earned LTIP Unit Equivalents determined under Section 3 shall remain subject to satisfaction of the Hurdle Price Levels and vesting tied to Continuous Employment as provided in Section 3(d), as applicable, except that the Employee shall become fully vested in the Earned LTIP Unit Equivalents if he is terminated without Cause or resigns for Good Reason within 18 months following the Change in Control.
(d)Notwithstanding anything in this Agreement to the contrary, including, without limitation, the Committee’s determination in Section 5(a)(i) above, if (a) the Employee holds Earned LTIP Unit Equivalents as of immediately prior to a Change in Control, (b) the Earned LTIP Unit Equivalents are not continued, assumed or substituted in connection with such Change in Control, and (c) the Employee remains in employment as of immediately prior to the consummation of such Change in Control, then the Earned LTIP Unit Equivalents shall vest in full and become convertible into LTIP Units and non-forfeitable as of immediately prior to the consummation of the Change in Control.  The Earned LTIP Unit Equivalents shall be considered “assumed” or “substituted” for purposes of the preceding sentence only if each of the following requirements is satisfied, as determined by the Committee, as constituted immediately before the Change in Control, in its sole discretion: (i) the contractual obligations represented by the Earned LTIP Unit Equivalents are expressly assumed (and not simply by operation of law) by the successor entity or its parent in connection with the Change in Control with appropriate adjustments to the number and type of securities of the successor entity or its parent subject to the converted or substituted award which at least preserves the compensation element of the Earned LTIP Unit Equivalents existing at the time of the Change in Control; (ii) in the case of a substituted award, it must be of the same type of award and have the same tax consequences to the Employee as the Earned LTIP Unit Equivalents; (iii) the vesting terms of the converted or substituted award (including with respect to accelerated vesting upon certain terminations of employment) must be substantially identical to the terms of the Earned LTIP Unit Equivalents; (iv) the converted or substituted award must be convertible or redeemable into another security that is itself convertible or redeemable into shares of a publicly traded company, each in a manner substantially identical to the corresponding terms of the Earned LTIP Unit Equivalents; and (v) all the other terms and conditions of the converted or substituted award must be no less favorable to the Employee than the terms of the Earned LTIP Unit Equivalents (including the provisions that would apply in the event of a subsequent Change in Control).

6.Distribution Participation Date and LTIP Unit Initial Sharing Percentage.
(a)The holder of the Award LTIP Units shall be entitled to receive distributions and allocations with respect to such Award LTIP Units to the extent provided for in the Partnership Agreement, including Exhibit E thereof, as modified hereby.
(b)The Distribution Participation Date with respect to such Award LTIP Units shall be the applicable Hurdle Date.  Accordingly, for the avoidance of doubt, from the Grant Date until the applicable  Distribution Participation Date, the holder of the Award LTIP Units shall only be entitled to certain distributions and allocations described in, and pursuant to, Sections 2.A. and 3 of Exhibit E to the Partnership Agreement with respect to an Award LTIP Unit in an amount equal to the product of the LTIP Unit Initial Sharing Percentage for such Award LTIP Unit and the amount otherwise distributable or allocable with respect to such Award LTIP Unit.

(c)The LTIP Unit Initial Sharing Percentage shall be ten percent (10%). For the avoidance of doubt, after the applicable Hurdle Date, Award LTIP Units, both vested and (until and unless forfeited pursuant to Section 3(d), Section 4(c) or Section 5(a)(i)) unvested, shall be entitled to receive the same distributions payable with respect to Common Units if the payment date for such distributions is after the Distribution Participation Date, even though the record date for such distributions is before the Distribution Participation Date.
(d)The Distribution Participation Date with respect to any Distribution Equivalent LTIPs shall be the Grant Date of such Distribution Equivalent LTIPs.
(e)All distributions paid with respect to Award LTIP Units, both before and after the Distribution Participation Date, shall be fully vested and non-forfeitable when paid, whether or not the underlying LTIP Units have been earned based on performance or have become vested based on the passage of time as provided in Section 3 or Section 4 hereof.
7.Certain Adjustments. The LTIP Units shall be subject to adjustment as provided in the Partnership Agreement, and except as otherwise provided therein, if (i) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company, spin-off of a Subsidiary, business unit or other transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization, significant repurchases of stock, or other similar change in the capital structure of the Company, or any extraordinary dividend or other distribution to holders of the Shares or Common Units other than regular dividends shall occur, or (iii) any other event shall occur that in each case in the good faith judgment of the Committee necessitates action by way of appropriate equitable adjustment in the terms of this Agreement, the Plan or the LTIP Units, then the Committee shall take such action as it deems necessary to maintain the Employee’s rights hereunder so that they are substantially proportionate to the rights existing under this Agreement and the terms of the LTIP Units prior to such event, including, without limitation: (A) adjustments in the LTIP Units; and (B) substitution of other awards under the Plan or otherwise. In the event of any change in the outstanding Shares (or corresponding change in the Conversion Factor applicable to Common Units) by reason of any share dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate change, or any distribution to common shareholders of the Company other than regular dividends, any Common Units, shares or other securities received by the Employee with respect to the applicable Award LTIP Unit which have not been earned or still subject to a risk of forfeiture will be subject to the same restrictions as the Award LTIP Units with respect to an equivalent number of shares or securities and shall be deposited with the Company.
8.Incorporation of Plan; Interpretation by Administrator. This Agreement is subject to the terms, conditions, limitations and definitions contained in the Plan, to the extent not inconsistent with the terms of this Agreement. In the event of any discrepancy or inconsistency between this Agreement and the Plan, the terms and conditions of this Agreement shall control. The Administrator may make such rules and regulations and establish such procedures for the administration of this Agreement, which are consistent with the terms of this Agreement, as it deems appropriate.
9.Certificates; Legend. Each certificate, if any, issued in respect of the Award LTIP Units awarded under this Agreement shall be registered in the Employee’s name and held by the Company until the expiration of the applicable Vesting Period. If certificates representing the LTIP Units are issued by the Partnership, at the expiration of each Vesting Period, the Company shall deliver to the Employee (or, if applicable, to the Employee’s legal representatives, beneficiaries or heirs) certificates representing the number of LTIP Units that vested upon the expiration of such Vesting Period. The records of the Partnership and any other documentation evidencing the Award LTIP Units shall bear an appropriate legend, as determined by the Partnership in its sole discretion, to the effect that such LTIP Units are subject to restrictions as set forth herein, in the Plan and in the Partnership Agreement.
10.Tax Withholding. The Company or its applicable affiliate (including the Partnership) has the right to withhold from cash compensation payable to the Employee all applicable income and employment taxes due and owing at the time the applicable portion of the Award LTIP Units becomes includible in the Employee’s income (the “Withholding Amount”), and/or to delay delivery of Award LTIP Units until appropriate arrangements have been made for payment of such withholding. In the alternative, the Company has the right to retain and cancel, or sell or otherwise dispose of, such number of Award LTIP Units as have a market value (determined as of the date the applicable LTIP Units vest) approximately equal to the Withholding Amount, with any excess proceeds being paid to Employee.
11.Amendment; Modification. This Agreement may only be modified or amended in a writing signed by the parties hereto, provided that the Employee acknowledges that the Plan may be amended or discontinued in accordance with the provisions thereof and that this Agreement may be amended or canceled by the Administrator, on behalf of the Company and the Partnership, in each case for the purpose of satisfying changes in law or for any other lawful purpose, so long as no such action shall adversely affect the Employee’s rights under this Agreement without the Employee’s written consent. No promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, with respect to the subject matter hereof, have been made by the parties which are not set forth expressly in this Agreement. The failure of the Employee or the Company or the Partnership to insist upon strict compliance with any provision of this Agreement, or to assert any right the Employee or the Company or the Partnership, respectively, may have under this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.
12.Complete Agreement. Other than as specifically stated herein or as otherwise set forth in any employment, change in control or other agreement or arrangement to which the Employee is a party which specifically refers to the Award LTIP Units or to the treatment of compensatory equity held by the Employee generally, this Agreement (together with those agreements and documents expressly referred to herein, for the purposes referred to herein) embody the complete and entire agreement and understanding between the parties with respect to the subject matter hereof, and supersede any and all prior promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, which may relate to the subject matter hereof in any way.
13.Investment Representation; Registration. The Employee agrees that any resale of the LTIP Units received upon the expiration of the applicable Vesting Period (or the Shares) received upon redemption of or in exchange for LTIP Units or Common Units into which LTIP Units may have been converted) shall not occur during the “blackout periods” forbidding sales of Company securities, as set forth in the then-applicable Company employee manual or insider trading policy. In addition, any resale shall be made in compliance with the registration requirements of the Securities Act, or an applicable exemption therefrom, including, without limitation, the exemption provided by Rule 144 promulgated thereunder (or any successor rule). The Employee hereby makes the covenants, representations and warranties set forth on Exhibit B attached hereto as of the Grant Date. All of such covenants, warranties and representations shall survive the execution and delivery of this Agreement by the Employee. The Employee shall promptly notify the Partnership upon discovering that any of the representations or warranties set forth on Exhibit B was false when made or have, as a result of changes in circumstances, become false. The Partnership will have no obligation to register under the Securities Act any of the Award LTIP Units or any other securities issued pursuant to this Agreement or upon conversion or exchange of the Award LTIP Units into other limited partnership interests of the Partnership.
14.No Right to Employment. Nothing herein contained shall affect the right of the Company or any affiliate to terminate the Employee’s services, responsibilities and duties at any time for any reason whatsoever.
15.No Limit on Other Compensation Arrangements. Nothing contained in this Agreement shall preclude the Company from adopting or continuing in effect other or additional compensation plans, agreements or arrangements, and any such plans, agreements and arrangements may be either generally applicable or applicable only in specific cases or to specific persons.
16.Status of Award LTIP Units under the Plan. The Award LTIP Units are both issued as equity securities of the Partnership and granted as “Awards” under the Plan. The Company will have the right at its option, as set forth in the Partnership Agreement, to issue Shares in exchange for partnership units into which Award LTIP Units may have been converted pursuant to the Partnership Agreement, subject to certain limitations set forth in the Partnership Agreement, and such Shares, if issued, will be issued under the Plan. The Employee must be eligible to receive the LTIP Units in compliance with applicable federal and state securities laws and to that effect is required to complete, execute and deliver certain covenants, representations and warranties (attached as Exhibit B). The Employee acknowledges that the Employee will have no right to approve or disapprove such determination by the Company.
17.Severability. If, for any reason, any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not so held invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Agreement, shall to the full extent consistent with law continue in full force and effect.
18.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.
19.Headings. The headings of paragraphs hereof are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

20.Notices. Any notice to be given to the Company shall be addressed to the Chief Legal Officer, JBG SMITH Properties, 4747 Bethesda Avenue, Suite 200, Bethesda, Maryland 20814, and any notice to be given the Employee shall be addressed to the Employee at the Employee’s address as it appears on the employment records of the Company, or at such other address as the Company or the Employee may hereafter designate in writing to the other.
21.Counterparts. This Agreement may be executed in multiple counterparts with the same effect as if each of the signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.
22.Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and any successors to the Company and any successors to the Employee by will or the laws of descent and distribution, but this Agreement shall not otherwise be assignable or otherwise subject to hypothecation by the Employee.
23.Transfer; Redemption. None of the LTIP Units shall be sold, assigned, transferred, pledged or otherwise disposed of or encumbered (whether voluntarily or involuntarily or by judgment, levy, attachment, garnishment or other legal or equitable proceeding) (each such action, a “Transfer”), or redeemed in accordance with the Partnership Agreement (a) prior to vesting and (b) unless such Transfer is in compliance with all applicable securities laws (including, without limitation, the Securities Act), and such Transfer is in accordance with the applicable terms and conditions of the Partnership Agreement. Any attempted Transfer of LTIP Units not in accordance with the terms and conditions of this Section 23 shall be null and void, and the Partnership shall not reflect on its records any change in record ownership of any LTIP Units as a result of any such Transfer, and shall otherwise refuse to recognize any such Transfer.
24.Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company and its agents may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Employee (i) authorizes the Company to collect, process, register and transfer to its agents all Relevant Information; and (ii) authorizes the Company and its agents to store and transmit such information in electronic form. The Employee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law and to the extent necessary to administer the Plan and this Agreement, and the Company and its agents will keep the Relevant Information confidential except as specifically authorized under this paragraph.
25.Electronic Delivery of Documents. By accepting this Agreement, the Employee (i) consents to the electronic delivery of this Agreement, all information with respect to the Plan and any reports of the Company provided generally to the Company’s stockholders; (ii) acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Employee by contacting the Company by telephone or in writing; (iii) further acknowledges that he or she may revoke his or her consent to electronic delivery of documents at any time by notifying the Company of such revoked consent by telephone, postal service or electronic mail; and (iv) further acknowledges that he or she is not required to consent to electronic delivery of documents.

26.Section 83(b) Election. In connection with this Agreement, the Employee hereby agrees to make an election to include in gross income in the year of transfer the fair market value of the applicable Award LTIP Units over the amount paid for them pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, substantially in the form attached hereto as Exhibit C and to supply the necessary information in accordance with the regulations promulgated thereunder.
27.Acknowledgement. The Employee hereby acknowledges and agrees that this Agreement and the LTIP Units issued hereunder shall constitute satisfaction in full of all obligations of the Company and the Partnership, if any, to grant to the Employee LTIP Units pursuant to the terms of any written employment agreement or letter or other written offer or description of employment with the Company and/or the Partnership executed prior to or coincident with the date hereof.

[signature page follows]

IN WITNESS WHEREOF, this Performance LTIP Unit Agreement has been executed by the parties hereto as of the date and year first above written.

JBG SMITH PROPERTIES

By:
Name: Steven A. Museles
Title: Chief Legal Officer and Secretary

JBG SMITH PROPERTIES LP

By: JBG SMITH PROPERTIES, its General Partner

By:
Name: Steven A. Museles
Title: Chief Legal Officer and Secretary

EMPLOYEE

Name:
[Employee Name]

EXHIBIT A

FORM OF LIMITED PARTNER SIGNATURE PAGE

The Employee, desiring to become one of the within named Limited Partners of JBG SMITH Properties LP, hereby accepts all of the terms and conditions of (including, without limitation, the provisions related to powers of attorney), and becomes a party to, the Second Amended and Restated Limited Partnership Agreement, dated as of December 17, 2020, of JBG SMITH Properties LP, as amended (the “Partnership Agreement”). The Employee agrees that this signature page may be attached to any counterpart of the Partnership Agreement and further agrees as follows (where the term “Limited Partner” refers to the Employee): Capitalized terms used but not defined herein have the meaning ascribed thereto in the Partnership Agreement.

1.The Limited Partner hereby confirms that it has reviewed the terms of the Partnership Agreement and affirms and agrees that it is bound by each of the terms and conditions of the Partnership Agreement, including, without limitation, the provisions thereof relating to limitations and restrictions on the transfer of Partnership Units.
2.The Limited Partner hereby confirms that it is acquiring the Partnership Units for its own account as principal, for investment and not with a view to resale or distribution, and that the Partnership Units may not be transferred or otherwise disposed of by the Limited Partner otherwise than in a transaction pursuant to a registration statement filed by the Partnership (which it has no obligation to file) or that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and all applicable state and foreign securities laws, and the General Partner may refuse to transfer any Partnership Units as to which evidence of such registration or exemption from registration satisfactory to the General Partner is not provided to it, which evidence may include the requirement of a legal opinion regarding the exemption from such registration. If the General Partner delivers to the Limited Partner common Shares of beneficial interest of the General Partner (“Common Shares”) upon redemption of any Partnership Units, the Common Shares will be acquired for the Limited Partner’s own account as principal, for investment and not with a view to resale or distribution, and the Common Shares may not be transferred or otherwise disposed of by the Limited Partner otherwise than in a transaction pursuant to a registration statement filed by the General Partner with respect to such Common Shares (which it has no obligation under the Partnership Agreement to file) or that is exempt from the registration requirements of the Securities Act and all applicable state and foreign securities laws, and the General Partner may refuse to transfer any Common Shares as to which evidence of such registration or exemption from such registration satisfactory to the General Partner is not provided to it, which evidence may include the requirement of a legal opinion regarding the exemption from such registration.
3.The Limited Partner hereby affirms that it has appointed the General Partner, any Liquidator and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, in accordance with Section 2.4 of the Partnership Agreement, which section is hereby incorporated by reference. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the death, incompetency, dissolution, disability, incapacity, bankruptcy or termination of the Limited Partner and shall extend to the Limited Partner’s heirs, executors, administrators, legal representatives, successors and assigns.
4.The Limited Partner hereby confirms that, notwithstanding any provisions of the Partnership Agreement to the contrary, the LTIP Units shall not be redeemable by the Limited Partner pursuant to Section 8.6 of the Partnership Agreement.
5.
a.The Limited Partner hereby irrevocably consents in advance to any amendment to the Partnership Agreement, as may be recommended by the General Partner, intended to avoid the Partnership being treated as a publicly-traded partnership within the meaning of Section 7704 of the Internal Revenue Code, including, without limitation, (x) any amendment to the provisions of Section 8.6 of the Partnership Agreement intended to increase the waiting period between the delivery of a Notice of Redemption and the Specified Redemption Date and/or the Valuation Date to up to sixty (60) days or (y) any other amendment to the Partnership Agreement intended to make the redemption and transfer provisions, with respect to certain redemptions and transfers, more similar to the provisions described in Treasury Regulations Section 1.7704-1(f).
b.The Limited Partner hereby appoints the General Partner, any Liquidator and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, to execute and deliver any amendment referred to in the foregoing paragraph 5(a) on the Limited Partner’s behalf. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the death, incompetency, dissolution, disability, incapacity, bankruptcy or termination of the Limited Partner and shall extend to the Limited Partner’s heirs, executors, administrators, legal representatives, successors and assigns.
6.The Limited Partner agrees that it will not transfer any interest in the Partnership Units (x) through (i) a national, non-U.S., regional, local or other securities exchange, (ii) PORTAL or (iii) an over-the-counter market (including an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers by electronic means or otherwise) or (y) to or through (a) a person, such as a broker or dealer, that makes a market in, or regularly quotes prices for, interests in the Partnership, (b) a person that regularly makes available to the public (including customers or subscribers) bid or offer quotes with respect to any interests in the Partnership and stands ready to effect transactions at the quoted prices for itself or on behalf of others or (c) another readily available, regular and ongoing opportunity to sell or exchange the interest through a public means of obtaining or providing information of offers to buy, sell or exchange the interest.
7.The Limited Partner acknowledges that the General Partner shall be a third-party beneficiary of the representations, covenants and agreements set forth in Sections 4 and 6 hereof. The Limited Partner agrees that it will transfer, whether by assignment or otherwise, Partnership Units only to the General Partner or to transferees that provide the Partnership and the General Partner with the representations and covenants set forth in Sections 4 and 6 hereof.

8.This acceptance shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.
Signature Line for Limited Partner:

Name:
Date:	July [ ], 2021
Address of Limited Partner:

EXHIBIT B

EMPLOYEE’S COVENANTS, REPRESENTATIONS AND WARRANTIES

The Employee hereby represents, warrants and covenants as follows:

(a)The Employee has received and had an opportunity to review the following documents (the “Background Documents”):
(i)The Company’s latest Annual Report to Shareholders;
(ii)The Company’s Proxy Statement for its most recent Annual Meeting of Shareholders;
(iii) The Company’s Report on Form 10-K for the fiscal year most recently ended;
(iv)The Company’s Form 10-Q for the most recently ended quarter if one has been filed by the Company with the Securities and Exchange Commission since the filing of the Form 10-K described in clause (iii) above;
(v) Each of the Company’s Current Report(s) on Form 8-K, if any, filed since the later of the Form 10-K described in clause (iii) above and the Form 10-Q described in clause (iv) above;
(vi)The Partnership Agreement; and
(vii)The Plan.

The Employee also acknowledges that any delivery of the Background Documents and other information relating to the Company and the Partnership prior to the determination by the Partnership of the suitability of the Employee as a holder of Award LTIP Units shall not constitute an offer of Award LTIP Units until such determination of suitability shall be made.

(b)The Employee hereby represents and warrants that:
(i)The Employee either (A) is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”), or (B) by reason of the business and financial experience of the Employee, together with the business and financial experience of those persons, if any, retained by the Employee to represent or advise him with respect to the grant to him of LTIP Units, the potential conversion of LTIP Units into Common Partnership Units of the Partnership (“Common Units”) and the potential redemption of such Common Units for the Company’s common Shares (“REIT Shares”), has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that the Employee (I) is capable of evaluating the merits and risks of an investment in the Partnership and potential investment in the Company and of making an informed investment decision, (II) is capable of protecting his own interest or has engaged representatives or advisors to assist him in protecting his interests, and (III) is capable of bearing the economic risk of such investment.

(ii)The Employee understands that (A) the Employee is responsible for consulting his own tax advisors with respect to the application of the U.S. federal income tax laws, and the tax laws of any state, local or other taxing jurisdiction to which the Employee is or by reason of the award of LTIP Units may become subject, to his particular situation; (B) the Employee has not received or relied upon business or tax advice from the Company, the Partnership or any of their respective employees, agents, consultants or advisors, in their capacity as such; (C) the Employee provides services to the Partnership on a regular basis and in such capacity has access to such information, and has such experience of and involvement in the business and operations of the Partnership, as the Employee believes to be necessary and appropriate to make an informed decision to accept this award of LTIP Units; and (D) an investment in the Partnership and/or the Company involves substantial risks. The Employee has been given the opportunity to make a thorough investigation of matters relevant to the LTIP Units and has been furnished with, and has reviewed and understands, materials relating to the Partnership and the Company and their respective activities (including, but not limited to, the Background Documents). The Employee has been afforded the opportunity to obtain any additional information (including any exhibits to the Background Documents) deemed necessary by the Employee to verify the accuracy of information conveyed to the Employee. The Employee confirms that all documents, records, and books pertaining to his receipt of LTIP Units which were requested by the Employee have been made available or delivered to the Employee. The Employee has had an opportunity to ask questions of and receive answers from the Partnership and the Company, or from a person or persons acting on their behalf, concerning the terms and conditions of the LTIP Units. The Employee has relied upon, and is making its decision solely upon, the Background Documents and other written information provided to the Employee by the Partnership or the Company.
(iii)The LTIP Units to be issued, the Common Units issuable upon conversion of the LTIP Units and any REIT Shares issued in connection with the redemption of any such Common Units will be acquired for the account of the Employee for investment only and not with a current view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein, without prejudice, however, to the Employee’s right (subject to the terms of the LTIP Units, the Plan and this Agreement) at all times to sell or otherwise dispose of all or any part of his LTIP Units, Common Units or REIT Shares in compliance with the Securities Act, and applicable state securities laws, and subject, nevertheless, to the disposition of his assets being at all times within his control.
(iv)The Employee acknowledges that (A) neither the LTIP Units to be issued, nor the Common Units issuable upon conversion of the LTIP Units, have been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws and, if such LTIP Units or Common Units are represented by certificates, such certificates will bear a legend to such effect, (B) the reliance by the Partnership and the Company on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of the Employee contained herein, (C) such LTIP Units or Common Units, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available, (D) there is no public market for such LTIP Units and Common Units and (E) neither the Partnership nor the Company has any obligation or intention to register such LTIP Units or the Common Units issuable upon conversion of the LTIP Units under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws, except that, upon the redemption of the Common Units for

REIT Shares, the Company may issue such REIT Shares under the Plan and pursuant to a Registration Statement on Form S-8 under the Securities Act, to the extent that (I) the Employee is eligible to receive such REIT Shares under the Plan at the time of such issuance, (II) the Company has filed a Form S-8 Registration Statement with the Securities and Exchange Commission registering the issuance of such REIT Shares and (III) such Form S-8 is effective at the time of the issuance of such REIT Shares. The Employee hereby acknowledges that because of the restrictions on transfer or assignment of such LTIP Units acquired hereby and the Common Units issuable upon conversion of the LTIP Units which are set forth in the Partnership Agreement or this Agreement, the Employee may have to bear the economic risk of his ownership of the LTIP Units acquired hereby and the Common Units issuable upon conversion of the LTIP Units for an indefinite period of time.
(v)The Employee has determined that the LTIP Units are a suitable investment for the Employee.
(vi)No representations or warranties have been made to the Employee by the Partnership or the Company, or any officer, director, shareholder, agent or affiliate of any of them, and the Employee has received no information relating to an investment in the Partnership or the LTIP Units except the information specified in paragraph (a) above.
(c)So long as the Employee holds any LTIP Units, the Employee shall disclose to the Partnership in writing such information as may be reasonably requested with respect to ownership of LTIP Units as the Partnership may deem reasonably necessary to ascertain and to establish compliance with provisions of the Code applicable to the Partnership or to comply with requirements of any other appropriate taxing authority.
(d)The Employee hereby agrees to make an election under Section 83(b) of the Code with respect to the LTIP Units awarded hereunder, and has delivered with this Agreement a completed, executed copy of the election form attached hereto as Exhibit C. The Employee agrees to file the election (or to permit the Partnership to file such election on the Employee’s behalf) within thirty (30) days after the award of the LTIP Units hereunder with the IRS Service Center at which such Employee files his personal income tax returns.
(e)The address set forth on the signature page of this Agreement is the address of the Employee’s principal residence, and the Employee has no present intention of becoming a resident of any country, state or jurisdiction other than the country and state in which such residence is sited.

EXHIBIT C

ELECTION TO INCLUDE IN GROSS INCOME IN YEAR OF TRANSFER OF PROPERTY PURSUANT TO SECTION 83(B) OF THE INTERNAL REVENUE CODE

The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.The name, address and taxpayer identification number of the undersigned are:

Name: [Employee Name] (the “Taxpayer”)

Address:

Social Security No./Taxpayer Identification No.:

2.Description of property with respect to which the election is being made:

The election is being made with respect to LTIP Units in JBG SMITH Properties LP (the “Partnership”).

3.The date on which the LTIP Units were transferred is July __, 2021. The taxable year to which this election relates is calendar year 2021.

4.Nature of restrictions to which the LTIP Units are subject:

(a)With limited exceptions, until the LTIP Units vest, the Taxpayer may not transfer in any manner any portion of the LTIP Units without the consent of the Partnership.

(b)The Taxpayer’s LTIP Units vest in accordance with the vesting provisions described in the Schedule attached hereto. Unvested LTIP Units are forfeited in accordance with the vesting provisions described in the Schedule attached hereto.

5.The fair market value at time of transfer (determined without regard to any restrictions other than a nonlapse restriction as defined in Treasury Regulations Section 1.83-3(h)) of the LTIP Units with respect to which this election is being made was $0 per LTIP Unit.

6.The amount paid by the Taxpayer for the LTIP Units was $0 per LTIP Unit.

7.A copy of this statement has been furnished to the Partnership and JBG SMITH Properties.

Dated:

Name:

SCHEDULE TO EXHIBIT C

Vesting Provisions of LTIP Units

The LTIP Units are subject to performance-based vesting criteria, based on certain share price hurdles, and subsequent time-based vesting criteria, provided that the Taxpayer remains an employee of JBG SMITH Properties or its affiliate through the relevant vesting periods, subject to acceleration in the event of certain extraordinary transactions or termination of the Taxpayer’s service relationship with JBG SMITH Properties (or its affiliate) under specified circumstances. Unvested LTIP Units are subject to forfeiture in the event of failure to vest based on the failure to satisfy the applicable performance goals and the passage of time and continued employment.

JBG SMITH Properties, a Maryland real estate investment trust

By:
Name: Steven A. Museles
Title: Chief Legal Officer and Secretary

Employee